Exhibit 10.25


             SUPPLEMENTAL INITIAL INVESTOR AGREEMENT

       This Supplemental Initial Investor Agreement (this "Agreement") dated as of February 1, 2003, is among Heartland Financial USA, Inc., a Delaware corporation (the "Company"), and those individuals who are signatories to this Agreement (individually referred to as an "Initial Investor" and collectively as the "Initial Investors").

                            RECITALS

     A. The Company and certain individuals (the "Organizers") have subscribed for the capital stock of a new bank organized under the laws of the State of Arizona initially known as "Red Mountain Bank" and to be renamed Arizona Bank & Trust (the "Bank"), and have entered into that certain Agreement to Organize and Stockholder Agreement dated as of February 1, 2003 (the "Stockholder Agreement").

     B. During the earliest stages of the Bank's organization, the Initial Investors subscribed for shares of the Bank's capital stock ("Bank Stock"), and these subscription funds were used by the Bank to complete its organization.

      C. The Stockholder Agreement imposes certain restrictions on the sale, transfer or other disposition of Bank Stock owned by the Organizers, and gives the Company and the Organizers the option to purchase and sell the shares of Bank Stock owned by them under certain circumstances specified in the Stockholder Agreement.

      D. In consideration of the substantial risks taken by the Initial Investors in connection with the Bank's organization, beyond the risks taken by the other Organizers, the Company has agreed to pay to the Initial Investors cash amounts in addition to amounts to which they may be entitled to receive under the terms of the Stockholder Agreement.

      Now, therefore, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Initial Investors, intending to be legally bound hereby, agree as follows:

                           AGREEMENTS

     Section 1. Definitions. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Stockholder Agreement.

     Section  2.      Grant  of Investment Units.   The  Company
hereby grants to each of the Initial Investors the number of investment units ("Investment Units") that is set forth opposite each Initial Investor's name on the signature page of this Agreement. Each Investment Unit shall have the terms and conditions described in this Agreement and shall have a value as of the date of this Agreement equal to Ten Dollars ($10.00) (the "Initial Unit Value").

     Section 3. Redemption of Investment Units. At such time as the Company becomes obligated pursuant to Article 2 of the Stockholder Agreement to repurchase the Investors' Stock owned by an Initial Investor, the Company shall at the same time and place as provided in the Stockholder Agreement pay to the Initial Investor pursuant to this Agreement an amount in cash that is equal to the product of:

          (a)  the number of Investment Units held by the Initial
Investor; times

          (b) the excess, if any, of the per share price paid by the Company pursuant to the Stockholder Agreement for the Investors' Stock owned by the Initial Investor over the Initial
Unit Value.

      Section 4. No Assignment or Transfer. The Investment Units may not be sold, exchanged, assigned, transferred, pledged, hypothecated, gifted or otherwise encumbered or disposed of without the express prior written consent of the Company, provided, however, that the foregoing shall not prohibit the transfer of any Investment Units by testamentary transfer so long as each recipient of any Investment Units becomes a party to this Agreement and agrees to be bound by its terms.

     Section 5. Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

      Section 6. Notices. All notices, consents, waivers and other communications shall be in writing and be provided in accordance with the terms of the Stockholder Agreement to the parties at their respective addresses as set forth therein.

      Section 7. Entire Agreement. The Stockholder Agreement and this Agreement together contain the entire agreement of the parties with respect to the subject matter thereof and hereof and there are no representations, covenants or other agreements except as stated or referred to therein or herein.

      Section  8.      Severability.   Each  provision  of  this
Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

      Section 9. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applied to residents of that state executing contracts wholly to be performed in that state. Each of the undersigned irrevocably agrees that any action or proceeding in any way, manner or respect arising out of this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith shall be litigated only in the courts having situs within the City of Dubuque, the State of Iowa, and each of the undersigned hereby consents and submits to the jurisdiction of any local, state or federal court located within such city and state. Each of the Initial Investors hereby waives any right he may have to transfer or change the venue of any litigation brought against the undersigned by the Company.

      In witness whereof, this Agreement has been executed by the undersigned parties as of the date first above written.

Company:

Heartland Financial USA, Inc.


By:
     _________________________
     Name:____________________
     Title:___________________


Initial Investors:


        Signature               Printed Name       Investment Units
________________________   _____________________   ________________



________________________   Steven L. Wilcox            5,000



________________________   Jeff Vogan                  2,500



________________________   David Jones                   500



________________________   Rick Durfee                   500



________________________    William F. Frank             500